UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 403-8125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On June 2, 2016, Warren Resources, Inc. (the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). All of the Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption In re Warren Resources, Inc., et al., Case No. 16-32760.

Confirmation of Plan of Reorganization

On September 14, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) approving the Plan of Reorganization of Warren Resources, Inc. and Its Affiliated Debtors (as amended and supplemented, the “Plan”). A copy of the Confirmation Order, to which the Plan is attached, is included as Exhibit 2.1 hereto and incorporated herein by reference.

The Debtors anticipate emerging from Chapter 11 bankruptcy proceedings on the date (the “Effective Date”) when all remaining conditions to effectiveness to the Plan are satisfied. Currently, the Debtors expect all conditions precedent to the Plan to have been satisfied on or about September 30, 2016. Although the Debtors anticipate that the Effective Date will occur on or prior to September 30, 2016, the Debtors can make no assurances as to when or whether the Plan will become effective.

Summary of the Plan

The following is a summary of certain provisions of the Plan, , and is not intended to be a complete description of the Plan. The following summary is qualified in its entirety by reference to the full text of the Plan (including any supplements thereto). Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Under the Plan:

•	the lenders under the Company’s first-lien credit agreement (the “Plan Sponsor”) will become lenders under a new first-lien credit facility (the “New First Lien Facility”) and will obtain 82.5% of the post-restructuring common equity of the Company (the “Sponsor Equity”) (subject to dilution under a new management incentive program, the exercise of warrants, as described below, and the Supplemental Equity Distribution (as defined below));

•	the lenders under the Company’s second-lien credit facility, the holders of the Company’s unsecured notes and, at the option of the Plan Sponsor, a holder of another claim (if allowed) will be entitled to share pro rata in 17.5% of the post-restructuring common equity of the Company (the “General Equity Pool”) (which is subject to dilution under a new management incentive program and the exercise of warrants, , as described below);

•	the lenders under the Company’s second-lien credit facility will be entitled to receive 7.55% of the post-restructuring common equity of the Company; to the extent the pro rata share of the General Equity Pool received by such lenders is less than such amount, such lenders will be entitled to receive a supplemental distribution of common equity to bring their holdings of the post-restructuring common equity of the Company up to 7.55% (the “Supplemental Equity Distribution”) and the Sponsor Equity will be diluted by an amount equal to the Supplemental Equity Distribution (the Supplemental Equity Distribution is subject to dilution under a new management incentive program and the exercise of warrants, as described below); and

•	the reorganized Company will, pursuant to a warrant agreement, issue to the lenders under the Company’s second-lien credit facility five-year warrants to purchase up to 5% of the post-restructuring common equity of the Company (subject to dilution under a new management incentive plan).

Upon the Effective Date, if any amounts have been borrowed under the DIP Facility, the Debtors shall, at the Plan Sponsor’s option repay such borrowings in full, refinance the DIP Facility, or roll such borrowings into the New First Lien Facility.

Share Information

As of September 14, 2016, the Company had 85,253,929 shares of common stock, par value $0.0001 per share, issued and outstanding. As required by the Plan, on the Effective Date, all shares of the Company’s common stock and preferred stock, as well as all unexercised incentive stock options, non-qualified stock options, stock appreciation rights, or other unexercised options, warrants or rights to acquire or receive an equity interest in the Company, in each case, outstanding immediately prior to effectiveness of the Plan, will be cancelled and will permanently cease to exist.

Assets and Liabilities

As of August 31, 2016, the Company’s total assets were approximately $185.5 million, and it had total liabilities of approximately $564.1 million. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Item 8.01	Other Events

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. As discussed above, the Plan has been approved by the Bankruptcy Court, and pursuant to the Plan, the Company’s common stock and preferred stock, as well as all unexercised incentive stock options, non-qualified stock options, stock appreciation rights, or other unexercised options, warrants or rights to acquire or receive an equity interest in the Company, in each case, outstanding immediately prior to effectiveness of the Plan, will be cancelled and cease to exist on the Effective Date, and the holders of the Company’s common stock or preferred stock will not receive any distribution in respect thereof. Even though the Company’s common stock continues to be quoted on the OTC Pink Marketplace, under the Plan, it has no underlying value, and the Company’s stockholders should not view the trading activity of the Company’s common stock on the OTC Pink Marketplace or any other market or trading platform as being indicative of any value they would receive in respect of the Company’s common stock in connection with the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying exhibit contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The statements in this Report and the accompanying exhibit that are not historical facts are forward-looking statements. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

These forward-looking statements relate, in part, to the risks and uncertainties relating to the ability of the Company to continue as a going concern; the ability of the Debtors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; the Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations or business prospects; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; and the additional risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

2.1	Order Confirming the Debtor’s Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARREN RESOURCES, INC.

Date: September 20, 2016	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Order Confirming the Debtor’s Plan of Reorganization